UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

Contribution and Sale Agreement

On May 21, 2007, DCP Midstream, LLC (“DCP LLC”) and its wholly owned subsidiary, Gas Supply Resources Holdings, Inc. (“Holdings”), affiliates of DCP Midstream Partners, LP (the “Partnership”), entered into a Stock Purchase Agreement with Momentum Energy Group Inc. (“MEG”) to acquire all of the stock of MEG for $635.0 million (the “Stock Purchase Transaction”). In addition, on that same date, the Partnership entered into a Contribution and Sale Agreement (the “Contribution Agreement”) with DCP LLC and Holdings, to acquire certain subsidiaries of MEG from DCP LLC and Holdings for $165.0 million, subject to closing adjustments (the “MEG Drop Down Transaction”). These transactions are expected to close during the third quarter of 2007. The closing of the MEG Drop Down Transaction is subject to the successful closing of the Stock Purchase Transaction and satisfaction of standard closing conditions for this type of transaction, including termination of any waiting period under Federal antitrust laws.

The Partnership will issue approximately $12.0 million of the MEG Drop Down Transaction consideration to Holdings in the form of 275,735 common units representing limited partner interests in the Partnership. The common units will be issued to Holdings at the closing of the MEG Drop Down Transaction. The private placement of these common units with Holdings pursuant to the Contribution Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder.

DCP LLC currently directly or indirectly owns (i) 100% of DCP Midstream GP, LLC, the general partner of the Partnership’s general partner (the “General Partner”), and (ii) 100% of Holdings. Accordingly, the conflicts committee of the General Partner’s Board of Directors recommended approval of the MEG Drop Down Transaction. The conflicts committee, a committee of independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the MEG Drop Down Transaction. In recommending approval of the MEG Drop Down Transaction, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership is fair, from a financial point of view, to the Partnership and its unitholders.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Contribution Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Unit Purchase Agreement

On May 21, 2007, in connection with the MEG Drop Down Transaction, the Partnership entered into a Common Unit Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) to sell 2,380,952 common units representing limited partner interests of the Partnership (“Common Units”) in a private placement. Under the Purchase Agreement, the Purchasers have the right to assign their rights and obligations under the Purchase Agreement on or prior to June 1, 2007, to shareholders of MEG for up to an aggregate of $20.0 million of Common Units. The negotiated purchase price for the Common Units in the Purchase Agreement is $42.00 per unit, or approximately $100.0 million in the aggregate. The private placement of Common Units pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof as well as Regulation D thereunder. The Partnership intends to use the net proceeds from the private placement to fund a portion of the cash consideration for the Partnership’s acquisition of the interests in the MEG Drop Down Transaction.

 In connection with the execution of the Purchase Agreement, the Partnership also agreed to file a shelf registration statement with the Securities and Exchange Commission covering the Common Units. A copy of the form of Registration Rights Agreement is attached as Exhibit A to the Purchase Agreement.

The closing of the private placement is subject to certain conditions including, but not limited to (i) the closing of the MEG Drop Down Transaction, (ii) the execution by the Partnership and the Purchasers of the Registration Rights Agreement, and (iii) that no material adverse effect (as defined in the Purchase Agreement) has occurred with respect to the Partnership.

Pursuant to the Purchase Agreement, the Partnership agreed to indemnify the Purchasers, and their respective officers, directors and other representatives against certain losses resulting from any breach of the Partnership’s representations, warranties or covenants contained therein. The Purchase Agreement will terminate automatically if closing thereunder does not occur on or before November 15, 2007 or if the Stock Purchase Agreement is terminated.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 21, 2007, the Partnership and DCP LLC issued a joint press release announcing the Stock Purchase Transaction and the MEG Drop Down Transaction. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 21, 2007, the Partnership issued a press release announcing the Purchase Agreement for the private placement of the Partnership’s Common Units. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1 Exhibit 10.2	Contribution and Sale Agreement dated May 21, 2007 Common Unit Purchase Agreement dated May 21, 2007
Exhibit 99.1 Exhibit 99.2	Press Release dated May 21, 2007 Press Release dated May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its General Partner

By: DCP MIDSTREAM GP, LLC
its General Partner

By: /s/ Michael S. Richards
Name: Michael S. Richards
Title: Vice President, General Counsel and Secretary

May 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1 Exhibit 10.2	Contribution and Sale Agreement dated May 21, 2007 Common Unit Purchase Agreement dated May 21, 2007
Exhibit 99.1 Exhibit 99.2	Press Release dated May 21, 2007 Press Release dated May 21, 2007